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                                                                   EXHIBIT 10.10

                       RISK CONTRACT MANAGEMENT AGREEMENT

         THIS RISK CONTRACT MANAGEMENT AGREEMENT ("Agreement" is made and entered into this 1st day of May, 1995 (the "Effective Date"), by and between Elmhurst Physician Hospital Organization, L.L.C. (d/b/a ElmCare), an Illinois limited liability company ("ElmCare") and North American Medical Management - Illinois, Inc., an Illinois general business corporation ("NAMM").

                              W I T N E S S E T H:

         WHEREAS, ElmCare operates as a physician-hospital organization ("PHO") providing managed care contracting services to managed care payors, including health maintenance organizations ("HMOs"), insurance companies and other third party payors;

         WHEREAS, ElmCare arranges for the provision of physician and hospital services to be provided to subscribers and beneficiaries of third party payors' health plans;

         WHEREAS, ElmCare arranges for the provision of such services by accepting both capitated payments and fee-for-service payments from third party payors;

         WHEREAS, NAMM is in the business of providing management and administrative services to nonprofit corporations, physicians, PHOs, independent practice associations ("IPAs") and other professional health care entities and individuals;

         WHEREAS, NAMM provides such services in connection with such organizations' arrangement of health care services pursuant to capitated arrangements with third party payors;

         WHEREAS, ElmCare desires to obtain certain management and administrative services of NAMM, on the terms and conditions described more fully herein, in connection with the administration of ElmCare's capitated arrangements with third party payors;

         WHEREAS, NAMM desires to provide certain management and administrative services to ElmCare, on the terms and conditions described more fully herein, in connection with the administration of ElmCare's capitated arrangements with third party payors, including the management of risks that ElmCare will undertake with third party payors and the negotiation, monitoring and quality assurance of capitated arrangements with third party payors;

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE 1.
                                  DEFINITIONS

         Unless otherwise defined herein, the capitalized terms used in this Agreement shall have the following meanings:




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         1.1. "Full Risk Contract" shall mean a risk contract in which physician and hospital services are paid on a capitated or fixed per member payment basis.

         1.2. "Medical Services" shall mean general medical, specialty and other health care services provided by physicians and other professional medical personnel pursuant to Risk Contracts entered into by ElmCare.

         1.3. "NAMM Surplus Percentage" shall mean:

              (a) With respect to each Professional Risk Contract, a percentage agreed to by ElmCare and NAMM prior to ElmCare's entering into such contract, which percentage shall be as set forth in Schedule 1.3 or as added thereto; and

              (b) With respect to Full Risk Contracts, a percentage agreed to by ElmCare and NAMM prior to ElmCare's entering into such contract, which percentage shall be as set forth in Schedule 1.3 or as added thereto.

         1.4. "PODS" shall mean separately identifiable groups of physicians who are contract providers with ElmCare, which groups will function under Risk Contracts entered into by ElmCare as separate identifiable risk groups.

         1.5. "Net Balance" shall mean, with respect to each Risk Contract, an amount equal to the sum of.

              (a) ElmCare's share of the net surplus, if any, of the "hospital fund" paid under the applicable Risk Contract to ElmCare; plus

              (b) The aggregate surplus or deficit of funds in all internally-developed PODS risk pools and withholding pools that are created by NAMM under Section 2.3(b) measured at year-end for the applicable Risk Contract (for purposes of computing this amount, PODS risk pools or withholding pools that have a deficit balance will be deducted from PODS risk pools or withholding pools that have a surplus balance); plus

              (c) ElmCare's share of the net surplus or net deficit, if any, of other risk pools or withholding pools created under the applicable Risk Contract and paid to ElmCare (for purposes of computing this amount, risk pools or withholding pools that have a deficit balance will be deducted from risk pools or withholding pools that have a surplus balance).

         1.6. "Professional Risk Contract" shall mean a risk contract in which physician, but not hospital, services are paid on a capitated or fixed per member payment basis.

         1.7. "Risk Contract" shall mean full service contracts between third party payors and ElmCare pursuant to which third party payors reimburse ElmCare for any portion of the Medical Services rendered by physicians is paid on a capitated or fixed per member payment basis. Risk Contracts shall be set forth in Schedule 1.3 hereto, and amended from time-to-time to reflect new and terminated Risk Contracts.



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         1.8. "Territory" shall mean the following zip code areas:

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Town               Zip Code      Town                                  Zip Code
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
Addison            60101         Lombard                               60148
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Bensenville        60106         Northlake                             60164
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Berkeley           60163         Oak Brook/Hinsdale                    60521
--------------------------------------------------------------------------------
Elmhurst           60126         Oak Brook Terrace/ Villa Park         60181
--------------------------------------------------------------------------------
Franklin Park      60131         Stone Park                            60165
--------------------------------------------------------------------------------
Hillside           60162         Westchester                           60154
--------------------------------------------------------------------------------
Itasca             60143         Wood Dale                             60191
--------------------------------------------------------------------------------


                                   ARTICLE 2.
                            RESPONSIBILITIES OF NAMM

         2.1. Generally. While this Agreement is in effect, NAMM shall provide such management and administrative services as are set forth in this Article 2.

         2.2. Negotiation of Risk Contracts. NAMM shall negotiate with third party payors Risk Contracts on behalf of ElmCare; provided, however, that NAMM shall not have the authority to bind ElmCare or execute any agreements on behalf of ElmCare, including but not limited to Risk Contracts. Any Risk Contract negotiated by NAMM on behalf of ElmCare shall become binding upon ElmCare only upon ElmCare's approval of such arrangement and execution of a definitive agreement with the third party payor. Prior to NAMM negotiating any Risk Contract on behalf of ElmCare, ElmCare shall provide NAMM with a list of contracting parameters that NAMM shall utilize and use all reasonable efforts to negotiate and include in Risk Contracts it negotiates on behalf of ElmCare. Notwithstanding anything to the contrary, ElmCare shall have the ability to negotiate and enter into specialty contracts that are not covered by this Agreement and for which NAMM shall have no responsibility for administering. In the event that ElmCare enters into such a specialty contract, ElmCare shall provide NAMM with notice of ElmCare's entering into the agreement.

         2.3. Administration of Risk Contracts. NAMM shall provide all management and administrative services necessary and appropriate for the administration of Risk Contracts entered into by ElmCare, including but not limited to:

              (a) Management of Risk. The management of actuarial risks that ElmCare has undertaken with third party payors, the monitoring and quality assurance of such Risk Contracts.



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              (b) Allocation of Funds. NAMM shall, in good faith and based upon general parameters developed by NAMM and approved by ElmCare, allocate capitated payments negotiated with third party payors under the risk contracts (to the extent that the third party payor has not already allocated the capitated payments) among the various ElmCare contracting providers. In addition, NAMM shall, in good faith and based upon general parameters developed by NAMM and approved by ElmCare, develop internal "risk pools" and "withhold pools" to create incentives for providers to efficiently provide services under the Risk Contracts (the "NAMM Pools"). The NAMM Pools need not coincide with or be identical to risk pools or withhold arrangements established under the Risk Contracts. In creating the amounts to fund such pools, NAMM shall subtract from the capitated payments received under the Risk Contracts:
         (a) an amount determined by NAMM as the aggregate capitated rates to be paid by ElmCare to providers; and (b) the Administrative Expense Charge due to NAMM under Section 4.3 below.

              (c) Coordination of Benefits. NAMM shall coordinate benefits for enrollees covered by Risk Contracts. NAMM shall coordinate benefits for claims involving multiple payors, and use all reasonable efforts to maximize reimbursement to the benefit of ElmCare and its contract providers.

              (d) Eligibility and Assignment. Except in the case of the initial start-up of a Risk Contract or a major enrollment (defined as the enrollment of 1,000 or more lives), NAMM shall process (including electronic data input) all member eligibility information, including additions, updates and deletions of such information, within two (2) business days of receipt of such information from ElmCare or a third party payor. In the case of the initial start-up of a Risk Contract or a major enrollment (defined as the enrollment of 1,000 or more lives), NAMM shall process (including electronic data input) all member eligibility information, including additions, updates and deletions of such information, within five (5) business days of receipt of such information from ElmCare or a third party payor. In the event that NAMM receives such information directly from a third party payor, NAMM shall immediately provide ElmCare with a copy of such information. Non-compliance with this subsection will entitle ElmCare to withhold payment of the monthly fee due to NAMM under Section 4.3 until such time as NAMM is substantially in compliance. With respect to assignment of members to primary care physicians under the Risk Contracts, to the extent such assignment is not performed by a third party payor, ElmCare shall be responsible for assigning members to primary care physicians. NAMM shall provide ElmCare with access to its computer systems as necessary to permit ElmCare to have on-line access to eligibility information.

              (e) Claims Processing. NAMM agrees to process all physician, hospital and other ancillary providers' service claims under Risk Contracts. With respect to any claims received by NAMM that are not "clean" claims, NAMM shall use its best efforts to make such claim a "clean" claim for processing within five (5) business days. In the event that NAMM is unable to make a claim a "clean" claim, then NAMM shall return the claim to the originating provider and provide the provider with notice of the adjudication problems/issues no later than ten (10) business days after NAMM's original



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         receipt of the claim. NAMM shall identify and eliminate payment of duplicate claims, unauthorized claims and claims representing unbundled services. NAMM shall develop policies and procedures designed to address and eliminate duplicate claims, unauthorized claims and claims representing unbundled services. All questions and inquiries from ElmCare, physicians under contract with ElmCare and other providers under contract with ElmCare regarding the processing and payment of claims shall be directed to, and handled by, NAMM within a timely and efficient manner.

              (f) Electronic Interface. NAMM will use reasonable efforts to interface electronically with those physician and other provider offices that use Medical Manager(R) software or such other software as is designated by ElmCare. NAMM also will use reasonable efforts to interface electronically with physician and other provider offices for claims submission by the physicians and other providers that utilize other software. NAMM shall provide electronic data and interface with the corporate office of ElmCare to provide ElmCare with access to all financial and utilization data relating to ElmCare's performance under the Risk Contracts, including but not limited to data related to NAMM's administration of the PODS, PODS-specific utilization and financial data, physician-specific utilization and financial data, aggregate (i.e., for all of ElmCare) utilization and financial data, ancillary provider utilization and financial data (including hospital and other institutional providers), eligibility listings, claims history and case management.

              (g) Claims Payment. NAMM agrees to pay claims in accordance with contracted or capitated rates under Risk Contracts, implementing appropriate deductibles and co-insurance as applicable to the enrollees' benefit plan under the Risk Contracts. NAMM agrees to pay all "clean" undisputed claims within thirty (30) days of receipt of the claim. Non-compliance with this subsection will entitle ElmCare to withhold payment of the monthly fee due to NAMM under Section 4.3 until such time as NAMM is substantially in compliance. With respect to claims made from providers without contracts with ElmCare and without contracts with NAMM, NAMM will use its best efforts to negotiate payment rates for such non-contracting providers, which rates are consistent with those applying to providers contracting with ElmCare. With respect to claims made from providers without contracts with ElmCare, but that have contracts with NAMM, NAMM shall use its best efforts to provide ElmCare with the rates negotiated by NAMM under its agreements with such other PHOs and IPAs. NAMM shall permit ElmCare to audit NAMM's claims payment history.

              (h) Reinsurance. NAMM shall use its best efforts in its negotiations with payors under the Risk Contracts to standardize reinsurance coverage and liability. NAMM shall apply and administer the appropriate reinsurance relative to each Risk Contract for all providers under the Risk Contracts.

              (i) Enrollee Services. ElmCare will provide NAMM with eligibility lists of enrollees under the Risk Contracts either as such lists are provided by the applicable payor or as such lists are developed by ElmCare. ElmCare and NAMM shall jointly



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         develop enrollee instructions and materials to be distributed by NAMM to enrollees under Risk Contracts. Through member service staffing, NAMM shall respond to all enrollee inquiries, issues and informal grievances, and shall use its best efforts to resolve such matters within three (3) business days. Through appropriate clinical staffing, NAMM shall respond to all enrollee inquiries, issues and informal grievances related to patient care and case management issues, and shall use its best efforts to resolve such matters within three (3) business days. NAMM shall provide ElmCare with notice of all formal grievances, and such matters shall be resolved jointly by ElmCare and NAMM within the terms and conditions of the applicable Risk Contract and rules and regulations of the State of Illinois applicable to such grievance. NAMM shall cooperate fully with ElmCare to market the services available from ElmCare and to maximize contract enrollment under the Risk Contracts.

              (j) Enrollee Education. NAMM shall make its facilities and staff available at all reasonable times for use in a program of enrollee health education, including education in the contribution each enrollee can make to the maintenance of his/her health, instruction on personal health care measures, nutritional education and counseling, information about services available from ElmCare and information on generally accepted medical standards for use and frequency of such services.

              (k) Provider Services to ElmCare. NAMM shall provide the following:

                  (i) Assist ElmCare in physician education relating to Risk
              Contracts, and assistance in the selection of PODS formation.

                  (ii) Develop for ElmCare approval the following documents
              relative to Risk Contracts:

                       (a) QA/UR plan;

                       (b) Member grievance plan;

                       (c) Case management protocols;

                       (d) Claim adjudication policies and procedures;

                       (e) Policies and procedures for addressing and
                  eliminating duplicate claims, unauthorized claims and claims representing unbundled services; and

                       (f) Coordination of benefits policies and procedures.

                  (iii) Cooperate with and assist ElmCare staff as necessary to assure efficient and effective performance by ElmCare and its physicians under the Risk Contracts, including but not limited to cooperating and assisting ElmCare staff in addressing contract issues, member services and case management.



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                  (iv) Allow ElmCare access to, and participation in,
              NAMM-Texas national reinsurance contract upon the same terms and conditions as provided to OTHER SIMILAR organizations that participate in the NAMM-Texas national reinsurance contract. In the event that the NAMM-Texas national reinsurance contract is canceled or otherwise terminated, NAMM shall use its best efforts to obtain reinsurance coverage from another third party upon substantially the same terms and conditions.

              (1) Provider Services to PODS. NAMM shall assist ElmCare and its contracting physicians in the establishment of PODS, including but not limited to performing the following services:

                  (i) Provide education and assistance to primary care
              physicians in understanding the components key to PODS success enabling the physicians to select PODS composition.

                  (ii) Provide financial models to primary care physicians to enable them to better understand PODS funding, reimbursement, incentive and bonus mechanisms.

                  (iii) As PODS are established, provide education and
              assistance to primary care physicians enabling them to select appropriate specialists to participate in the PODS.

                  (iv) Provide financial models to specialty physicians
              explaining capitation and other applicable reimbursement mechanisms in general, and explaining funding, reimbursement, incentive and bonus mechanisms specific to their specialty within their PODS.

                  (v) Provide assistance to PODS as needed to fully-develop the
              PODS and its specialty physician network.

                  (vi) Assist PODS in selecting an appropriate medical
              director/physician case manager, counsel PODS on the options available for the use of the medical director/physician case manager and assist in the establishment of the medical director/physician case manager's duties within the PODS.

                  (vii) Provide appropriate quality and utilization management staff to assist PODS in the implementation and administration of the quality assurance/utilization management plan, case management, protocols and guidelines established by ElmCare, and to ensure adherence to clinical Risk Contract parameters.

                  (viii) Except as otherwise expressly stated herein, provide all PODS-specific reports to PODS on a monthly basis or on such other basis as agreed upon by the parties, including reports indicating each PODS performance relative to



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              other PODS performance; provided, however, that such reports shall not include PODS-specific pricing information.

                  (ix) Coordinate with PODS to provide all concurrent
              review/utilization authorization to ensure adherence to clinical Risk Contract parameters.

                  (x) Arrange for cost-effective discharge planning and
              utilization of ancillary contract providers.

                  (xi) Provide appropriate monthly and quarterly reports
              relative to PODS fund status and bonus surplus checks instituting the appropriate IBNR calculations as experienced by the PODS or as necessary for ElmCare in general. This will be provided within thirty (30) days following the end of each month or quarter. Whether such reports and checks shall be provided on a monthly or quarterly basis shall be determined by the board of managers of ElmCare and reported to NAMM.

                  (xii) NAMM may recommend and implement, as approved by the board of managers of ElmCare, other withhold or risk pool arrangements on a PODS basis to create and reward effective utilization of services under the Risk Contracts.

                  (xiii) Provide capitation checks and monthly eligibility
              reports no later than (a) the twenty-second (22nd) day of each month or (b) five (5) days after receipt of the last eligibility report by NAMM, whichever is sooner.

              (m) Actuarial Services. The parties acknowledge and agree that a material part of this Agreement is the provision of actuarial formulas developed by or through North American Medical Management, Inc., a Texas corporation ("NAMM-Texas") and its President, Mr. Herbert A. Fritch, F.S.A. ("Fritch"). ElmCare and NAMM acknowledge and agree that, notwithstanding NAMM's performance of services hereunder, all actuarial formulas to be used by NAMM in its performance hereunder will be those formulas developed by NAMM-Texas as modified for application for the ElmCare marketplace and verified in writing by Fritch. Services of NAMM-Texas and Fritch necessary to enable NAMM to perform under this Agreement shall be included within annual budget developed under
         Article 3. NAMM also shall cause Fritch to be available as reasonably requested by ElmCare on an as needed basis for the provision of consulting services to ElmCare, which services shall be considered services covered under Section 2.14 of this Agreement.

              (n) HEDIS Compliance. NAMM shall comply with, and provide information to ElmCare necessary to assure compliance with, Health Employer Data and Information Set ("HEDIS").

              (o) Licensure and Accreditation. NAMM shall assist and cooperate fully with ElmCare and its contract providers and shall provide such information in the possession



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          of NAMM that is reasonably necessary for Elmcare and its contract providers to satisfy applicable licensure and accreditation standards that are imposed upon ElmCare by ACCREDITING BODIES OR BY PAYORS WITH which ElmCare contracts if such payor imposes standards upon ElmCare, including but not limited to National Committee on Quality Assurance ("NCQA").

In connection with the provision of the services under this Article 2, NAMM shall provide support services, personnel, administration, financial services, data processing, debt collection, accounting services and other business services necessary and appropriate for NAMM's performance hereunder. Notwithstanding anything to the contrary, the parties acknowledge and agree that: (a) all physicians who are obligated to provide services under Risk Contracts entered into by ElmCare shall be solely responsible for, and shall have complete authority, supervision and control over, the provision of all Medical Services performed for subscribers; and (b) all diagnoses, treatments and procedures related to Medical Services shall be provided and performed under the supervision of such physicians as such physicians, in their sole discretion, deem appropriate.

         2.4. NAMM Personnel. NAMM shall employ or otherwise retain, at NAMM's sole expense, and shall be responsible for selecting, training, supervising and terminating all personnel as are reasonably necessary and appropriate for NAMM's performance of its obligations hereunder. NAMM shall have the sole responsibility for determining the salaries and employee benefits of all personnel it employs, for paying such salaries and for providing such benefits. All such personnel employed or retained by NAMM shall be qualified and sufficiently experienced to enable them to perform their duties on behalf of ElmCare. NAMM and ElmCare will review annually the appropriateness of the staffing and the personnel supplied by NAMM. In employing and retaining such personnel, NAMM shall abide by any and all applicable federal and state employment related statutes, rules and regulations.

         2.5. NAMM Administrator. Notwithstanding anything to the contrary, while this Agreement is in effect, NAMM shall at all times provide an administrator responsible for ensuring the performance of services by NAMM for ElmCare. The administrator provided by NAMM to ElmCare shall provide services exclusively for ElmCare while this Agreement is in effect. In the event that the administrator is terminated or terminates his/her relationship with NAMM, NAMM shall immediately notify ElmCare. Any individual selected by NAMM to replace the NAMM administrator provided to ElmCare shall be mutually agreed upon by NAMM and ElmCare.

         2.6. NAMM Medical Advisor. While this Agreement is in effect, NAMM shall provide a medical advisor responsible for providing medical advice for ElmCare (the "NAMM Medical Advisor"). The role and responsibility of the NAMM Medical Advisor shall be as set forth in Schedule 2.6. In the event that the NAMM Medical Advisor is terminated or terminates his/her relationship with NAMM, NAMM shall immediately notify ElmCare.

         2.7. Non-Exclusivity. Subject to the obligations of NAMM under Section
10.2 below, in recognition of the fact that the nonmedical management and administrative personnel provided to ElmCare by NAMM pursuant to this Agreement may, from time-to-time, perform services for



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third parties, this Agreement shall not prevent NAMM from performing such services for others nor shall it restrict NAMM from using the personnel who perform services for elmcare hereunder to provide services for other third parties. Notwithstanding anything to the contrary, the administrator described in Section 2.5 shall provide services exclusively for ElmCare.

         2.8. Quality Assurance, Risk Management and Utilization Review. NAMM shall assist ElmCare in the establishing and monitoring the implementation of procedures to promote the consistency, quality, appropriateness and medical necessity of Medical Services provided by Physicians pursuant to or in connection with Risk Contracts. NAMM shall provide administrative support for such procedures and, in connection with Risk Contracts, shall monitor participation in ElmCare's quality assurance, risk management and utilization review programs.

         2.9. Reports. No later than the last day of each month immediately following the applicable month during which this Agreement is in effect, NAMM shall provide ElmCare with the following reports pertaining to the operation of
ElmCare:

              (a) A report detailing the cases involving the coordination of benefits and their status; and

              (b) A report, on both a PODS-specific and aggregate for all of ElmCare basis, detailing utilization and funds status and distribution.

All reports to be delivered by NAMM under this Section 2.9 and elsewhere in this Agreement shall be provided in a form mutually agreed upon by NAMM and ElmCare. NAMM shall develop, and provide to ElmCare no later than May 1, 1995, a manual that shall include the mutually agreed upon format of all reports to be delivered by NAMM to ElmCare under this Section 2.9 and elsewhere in this Agreement. Upon reasonable request, NAMM shall make available to ElmCare the information and data underlying and supporting all such reports.

         2.10. PODS Administration and Accounting. NAMM shall administer payments received pursuant to Risk Contracts on a PODS basis. NAMM shall provide the accounting and reporting mechanisms necessary to report payments received and expenses incurred pursuant to Risk Contracts on a PODS basis.

              2.11. Administration of Funds.

                 (a) Establishment, Authority, and Administration. ElmCare shall establish an account at a financial institution of ElmCare's selection for the purposes of administering funds under the Risk Contracts. ElmCare shall provide NAMM with access to such account and with signature authority on such account for the purposes of administering funds and claims payment as set forth in this Agreement. The parties acknowledge that they intend for payments from payors to be received by ElmCare and deposited into such account by ElmCare; however, in the event that NAMM receives a payment from a payor, NAMM shall deposit the payment in the account on behalf of ElmCare and shall notify ElmCare of the receipt of the payment and the amount of the deposit. NAMM

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

         shall make all payments to PODS and other providers under the Risk Contracts with funds from such account.

                  (b) Limitation of Distribution Amount. Notwithstanding anything to the contrary, NAMM shall not write a check or otherwise distribute funds from the account for the purposes of claims payment, which check or distribution is in excess of Ten Thousand Dollars ($10,000.00), without the prior consent of ElmCare staff designated by ElmCare as having approval authority.

                  (c) Limitation on Self Dealing. Notwithstanding anything to the contrary, NAMM's authority to access the account and administer funds hereunder shall not entitle NAMM to write checks or otherwise distribute funds to, or for the benefit, of NAMM. All payments to NAMM for the provision of services under this Agreement shall be administered and paid by ElmCare.

         2.12. Licenses and Permits. NAMM shall maintain all federal, state and local licenses and permits necessary for it to perform its obligations hereunder.

         2.13. Other Providers. Upon ElmCare's reasonable request, NAMM shall perform administrative services reasonably necessary and appropriate to recruit potential physicians and other providers to contract with ElmCare, and shall provide ElmCare with model agreements to document ElmCare's service arrangements with such physicians and other providers. It will be and remain the responsibility of ElmCare to interview, select, contract with, supervise, compensate, control and terminate relationships with physicians and other providers performing Medical Services or other professional services on behalf of ElmCare, and NAMM shall have no authority or responsibility with respect to such matters; provided, however, that, upon ElmCare's reasonable request, NAMM shall assist in the interview, selection and negotiation of arrangements with such physicians and other providers.

         2.14. Additional Consulting Services. In addition to performing its obligations hereunder, NAMM also may provide additional business and financial management, consultation and advice as may, from time-to-time, be requested by ElmCare. In the event that ElmCare requests such services, NAMM shall indicate to ElmCare that the services requested are not covered under this Agreement and that NAMM shall assess an additional hourly or fixed charge for services, and NAMM shall indicate to ElmCare the amount of such hourly or fixed charge and, prior to performing such services, NAMM shall obtain ElmCare's approval of the fixed or hourly charge and NAMM's performance of such services.

         2.15. Insurance. NAMM shall, at its sole expense, obtain and maintain with commercial carriers or in the form of self-insurance or some combination thereof, appropriate workers' compensation coverage for NAMM's employees, and casualty and comprehensive general liability insurance covering NAMM, NAMM's employees and NAMM's property in such amounts, on such basis and upon such terms and conditions as are reasonable in light of NAMM's business. NAMM shall provide ElmCare with certificates of such coverage annually, and shall notify ElmCare of any termination or change in such coverage.





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

         2.16. NAMM Performance Standards. NAMM shall perform its obligations hereunder diligently and in good faith, and it shall cooperate fully with ElmCare to provide its services hereunder to the reasonable satisfaction of ElmCare.

                                   ARTICLE 3.
                              REVENUES AND EXPENSES

         3.1. Budgeted Administrative Expenses. For each year during which this Agreement is in effect, NAMM shall prepare and submit to ElmCare, not less than forty-five (45) days prior to the beginning of the next contract year, a budget of ElmCare's ordinary and necessary administrative expenses incurred in connection with Risk Contracts, which expenses shall include NAMM's ordinary and necessary business expenses to be incurred in performing its obligations under this Agreement ("Budgeted Administrative Expenses"). Such budget shall represent NAMM's good faith estimate of its actual expenses that will be incurred in performing hereunder. Such budget shall not include an estimate of any additional consulting services to be provided pursuant to Section 2.14. Using this budget, NAMM shall prepare an administrative expense charge schedule, which schedule will vary based on each month's actual membership enrollment. The administrative expense charge schedule for the first contract year is set forth in Section 4.3 below. In every contract year following the initial contract year hereunder, NAMM also shall provide, as part of the budget process described in this section, information regarding the most recent year it has actual costs of administering Chicago-area risk contracts for IPAs and PHOs with which NAMM has agreements. NAMM and ElmCare shall mutually agree upon NAMM's estimates of Budgeted Administrative Expenses and NAMM's administrative expense charge schedule within forty-five (45) days following submission of such materials to ElmCare.

         3.2. Audit of NAMM Expenses. NAMM shall provide to ElmCare copies of its limited procedure audit and review of cost allocations within thirty (30) days of their completion. NAMM will attempt to share its cost of performing such limited procedure audit and review of cost allocations with all other Chicago area NAMM clients. In addition, ElmCare, at its option and sole expense, has the right to audit NAMM's actual expenses incurred in connection with its provision of services hereunder. NAMM shall cooperate in good faith with ElmCare and provide ElmCare with reasonable access to information necessary to permit ElmCare to perform such audit.

                                   ARTICLE 4.
                    COMPENSATION FOR ADMINISTRATIVE SERVICES

         4.1. Generally. ElmCare and NAMM acknowledge that NAMM will incur costs on behalf of ElmCare in performing its obligations hereunder. Accordingly, ElmCare shall compensate NAMM for its administrative services as set forth in this Article 4.

         4.2. Development Fee. On the last day of each month from        1, 1994
until June 30, 1995, ElmCare shall pay to NAMM a development fee for NAMM's ordinary and necessary business expenses incurred before June 30, 1995 in rendering services on behalf of ElmCare. Expenses incurred by NAMM following June 30, 1995 shall be included with the Budgeted Administrative Expenses.

         4.3. Monthly Administrative Fee. For each month during which this Agreement is in effect, ElmCare shall pay to NAMM a monthly fee in the amount of the sum of:

                     -----------------------------------------------------------
                                      Administrative Expense Charge
                     -----------------------------------------------------------
                      Professional Risk Contracts        Full Risk Contracts
--------------------------------------------------------------------------------
Commercial Payors               $4.50 pmpm                    $6.00 pmpm
--------------------------------------------------------------------------------
Medicare                  4.0% of premium amount         4.5% of premium amount
--------------------------------------------------------------------------------

Such monthly amounts shall be paid to NAMM on the tenth (10th) day of each month following month in which ElmCare receives payments under such Risk Contracts.

         4.4. Adjustment to Administrative Expense Charge. The parties acknowledge that the monthly fees paid pursuant to Section 4.3 are intended to reimburse NAMM for its actual expenses incurred in performing its obligations hereunder. Accordingly, the parties agree that they shall review the amounts as described in Section 3.1. The parties shall, in good faith, determine whether to increase or decrease such payments as is necessary, based upon the enrollment in ElmCare Risk Contracts, so that the aggregate annual amount of payments made to NAMM shall approximate its actual costs in performing its obligations hereunder.

                                   ARTICLE 5.
                       CLINICAL PERFORMANCE BONUS PAYMENTS

         5.1. Generally. For each year during which this Agreement is in effect, ElmCare shall pay to NAMM the amount, if any, determined pursuant to this
Article 5 as a clinical performance bonus.

         5.2. Determination of Net Surplus. At the end of each year during which this Agreement is in effect, or more frequently as determined by NAMM and ElmCare, ElmCare and NAMM shall determine (a) the Net Balance for each Professional Risk Contract multiplied by (b) the NAMM Surplus Percentage for that contract. NAMM shall aggregate the amounts so computed for all Risk Contracts (such aggregate amount is referred to as the "NAMM Clinical Bonus"). In the event that the NAMM Clinical Bonus is a positive number, ElmCare shall pay to NAMM an amount equal to the NAMM Clinical Bonus so computed.

         5.3. Payment of Clinical Bonus. Within thirty (30) days of the determination of the NAMM Clinical Bonus, ElmCare shall pay to NAMM the amount, if any, due under Section 5.2.

                                   ARTICLE 6.
                              TERM AND TERMINATION

         6.1. Initial Term; Renewal. Unless sooner terminated pursuant to this
Article 6, the initial term of this Agreement shall be five (5) years from the Effective Date. This Agreement shall automatically renew at the end of the initial term, and each subsequent term, for an additional one (1) year term, unless either party provides the other party with written notice of its intent to terminate the Agreement at least ninety (90) days prior to the end of the then current term.

         6.2. Termination by Mutual Agreement. This Agreement may be terminated at any time prior to the end of the then current term by the mutual written agreement of the parties hereto, and such termination shall be effective as of the date specified in such mutual written agreement.

         6.3. Termination for Material Breach. Either party may terminate this Agreement prior to the end of the then current term, by giving written notice to the other party, if the other party fails or neglects to perform, keep or observe any material term, provision, condition or covenant contained in this Agreement and the same is not cured or being cured to the non-breaching party's reasonable satisfaction within thirty (30) days after the non-breaching party gives the other party written notice specifying the nature and extent of such material breach; provided that if such breach reasonably requires more than thirty (30) days to cure, the non-breaching party shall not terminate this Agreement if measures to cure the breach are undertaken within thirty (30) days of such notice and thereafter are diligently pursued and corrected.

         6.4. Termination for Insolvency. Either party may terminate this Agreement immediately and without notice in the event that an application is made by the other party for the appointment of a receiver, trustee or custodian for any of the other party's assets; a petition under any section or chapter of the federal Bankruptcy Code or any similar law or regulation is filed by or against the other party and is not dismissed within sixty (60) days; the other party makes an assignment for the benefit of his creditors; or the other party becomes insolvent or fails generally to pay his debts as they become due.

         6.5. Termination Due to Legislative or Administrative Changes. In the event that any legislation, regulation or government policy is passed or adopted, or any judicial interpretation or ruling is made, that has a material adverse affect on ElmCare's ability to obtain reimbursement from Medicare or Medicaid or any other third-party payor due to the existence of any provision of this Agreement, then the parties agree to negotiate in good faith to modify the terms of this Agreement to comply with such legislation, regulation, policy, interpretation or ruling. If the parties cannot reach an agreement on such modification, either party may terminate this Agreement by providing the other party with written notice of its intent to terminate the Agreement at least thirty (30) days prior the effective date of termination, which date shall be set forth in such notice.

         6.6. Termination Due to Change in Control or Merger. In the event of a "change in control" of NAMM or NAMM merges or consolidates, is dissolved, or sells all or substantially all of its assets, then NAMM shall give ElmCare at least ninety (90) days' prior written notice of the effective date of such event and ElmCare, at its option, may terminate this Agreement by providing NAMM with written notice of its intent to terminate this Agreement within ninety (90) days of the receipt of NAMM's notice. For purposes of this Section 6.6, any of the following shall constitute a "change in control" of NAMM: (a) the sale or transfer of fifty percent (50%) or more of the stock of NAMM; or (b) the granting of the right to elect a majority of the board of directors of NAMM to an individual or entity that/who does not have such right as of the Effective Date.

         6.7. Termination Due to Termination of Fritch. In the event that, at any time prior to January 1, 1998, Fritch terminates his employment with, or is terminated by, NAMM-Texas, ElmCare, at its option, may terminate this Agreement by providing NAMM with thirty (30) days' prior written notice.

         6.8. Termination Due to Continuing Losses. At the end of each twelve
(12) month period while this Agreement is in effect (i.e., annually), NAMM shall determine whether ElmCare has a net "deficit" under all Risk Contracts in aggregate. In the event that ElmCare experiences a net "deficit" under all Risk Contracts in aggregate, then ElmCare, at its option, may terminate this Agreement by providing NAMM with thirty (30) days' prior written notice, unless NAMM and ElmCare mutually agree upon a plan of correction designed to eliminate the deficit (in which case the Risk Contracts for which the plan of correction is developed will be re-examined at the end of the following year). For purposes of this Section 6.8, a "deficit" will be deemed to exist with respect to a Risk Contract if the funds available to ElmCare under that Risk Contract (including any funds held in risk pools or withholding pools) are insufficient to pay ElmCare's obligations to providers (including but not limited to ElmCare's obligation related to current payables and IBNR claims) under that Risk Contract.

         6.9. Effect of Termination. Upon termination of this Agreement, for whatever reason:

              (a) Neither party shall have any further obligations hereunder, except for: (i) obligations accruing prior to the effective date of termination; (ii) obligations under this Section 6.9; and (iii) obligations, promises or covenants set forth here that are expressly stated herein to extend beyond termination.

              (b) NAMM shall surrender and deliver to ElmCare all books and records in NAMM's possession pertaining to ElmCare's business and all data and information relating to ElmCare's business, except as otherwise expressly provided in this Agreement.

              (c) Each party shall provide the other party with reasonable access to records and documents pertaining to the parties' performance under this Agreement for the purposes of defending against law suits, preparing income tax returns and other reasonable purposes. Such access shall be provided upon receipt of prior written notice of the need for access, and such access shall occur during the normal business hours of the party making the records and documents available.

              (d) NAMM shall provide a final accounting of its Annual Expenses for that period of the contract year prior to the effective date of termination, and the parties shall compute payments due pursuant to
         Article 4 by treating the effective date of termination as if it is a year end. In the event that the effective date of termination does not coincide with the end of any Risk Contract's year or term, then the determination of whether a payment is due to NAMM pursuant to Article 5 from a net surplus payment made by the third party payor under that Risk Contract shall be made on a pro rata. basis (i.e., by multiplying the amount of the net surplus by a fraction the numerator of which is the number of days in the year preceding the effective date of termination and the denominator of which is three hundred sixty-five
         (365)).

              (e) The parties shall fully cooperate in resolving and finalizing all matters relating to the parties' performance under this Agreement.

                                   ARTICLE 7.
                           RECORDS, DOCUMENTS AND DATA

         7.1. Records and Reports. In performing its obligations hereunder, NAMM and its employees will generate records and reports pertaining to the business of ElmCare, which records and reports shall be kept in the format as determined by ElmCare. All such records and reports shall be and remain the property of ElmCare. Nothing in this section shall, or shall be deemed to, limit access by patients of ElmCare to their medical records as permitted by law.

         7.2. Data. In performing its obligations hereunder, NAMM and its employees will generate data and information, including but not limited to computer tapes and data, pertaining to the business of ElmCare and pertaining to the provision of services under Risk Contracts. All such data and information shall be and remain the property of ElmCare.

         7.3. Access to Documents by NAMM. While this Agreement is in effect, ElmCare shall provide reasonable access to such documents, records and data of ElmCare as necessary to permit NAMM to perform its obligations hereunder. Such access shall be provided upon receipt of prior written notice of the need for access, and such access shall occur during the normal business hours of ElmCare.

                                   ARTICLE 8.
                           RESPONSIBILITIES OF ELMCARE

         8.1. Medical Services. While this Agreement is in effect, ElmCare shall arrange for, through agreements with physicians, IPAs, professional corporations and other physician organizations, the provision of Medical Services necessary to perform under Risk Contracts entered into by ElmCare. Notwithstanding anything to the contrary, physicians providing such services shall exercise independent medical judgment and shall have full authority over all Medical Services and clinical decisions pertaining to the delivery of medical care.

         8.2. Quality Assurance, Risk Management and Utilization Review. With the assistance of NAMM as set forth in Section 2.8, ElmCare shall adopt and monitor the implementation of quality assurance, risk management and utilization review programs designed to monitor and evaluate the quality of Medical Services provided by physicians and other providers and to evaluate the professional skills of potential contracting providers (including, but not limited to, determining whether each provider may provide services under Risk Contracts and the scope and conditions of such services) prior to permitting such providers to render services pursuant to Risk Contracts.

         8.3. Provider Agreements. ElmCare will have with each physician or physician group with whom/which it contracts a provider agreement that shall require, among other things, that:

              (a) Each physician shall be licensed to practice medicine in the State of Illinois without restriction on his/her license;

              (b) Each physician shall maintain all state and federal licenses to dispense controlled substances; and

              (c) Each physician shall maintain in full force and effect professional liability insurance with commercial carriers licensed to provide insurance in the State of Illinois with policy limits of at least $1,000,000 per occurrence and $3,000,000 in the aggregate.

         8.4. Insurance. ElmCare shall, at its sole expense, obtain and maintain with commercial carriers or in the form of self-insurance or some combination thereof, appropriate workers' compensation coverage for ElmCare's employees, and casualty and comprehensive general liability insurance covering ElmCare, ElmCare's employees and ElmCare's property in such amounts, on such basis and upon such terms and conditions as are reasonable in light of ElmCare's business. ElmCare shall provide NAMM with certificates of such coverage annually, and shall notify NAMM of any termination or change in such coverage.

                                   ARTICLE 9.
                         REPRESENTATIONS AND WARRANTIES

         As a condition to entry into this Agreement, each party represents and warrants to the other party that the statements set forth in this Article 9 are true and correct as of the Effective Date.

         9.1. Authority to Enter into Agreements; Enforceability. Each party has full corporate power and authority to enter into and to carry out the terms and provisions of this Agreement, and the transactions contemplated hereby; all corporate proceedings have been taken and all corporate authorizations have been obtained by such party which are necessary to authorize the execution and delivery of this Agreement and this Agreement is a legal, valid, and binding obligation of such party enforceable in accordance with its terms.

         9.2. Organization and Standing. Each party is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois. Each party has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted.

         9.3. Litigation. Except as otherwise disclosed in writing to the other party, each party represents and warrants that there are no suits, actions, or legal, administrative, arbitration or other proceedings or governmental investigations pending, filed, or initiated by, or to the best of its knowledge, threatened against or directly involving the party that may materially and adversely affect the operations or financial status of such party or its ability to perform hereunder.

         9.4. Compliance with Laws and Other Instruments. To the best of its knowledge, the business and operations of each party have been and are being conducted in accordance with all applicable laws, ordinances, and rules and regulations of all authorities, the violation of which, individually or in the aggregate, would materially and adversely affect the business or operations of each party. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a violation or breach of any term or provision of, or constitute a default under, the organizational documents of each party, or any statute, order, judgment, writ, injunction, decree, license, permit, rule, or regulation of any court or any governmental or regulatory body, or any indenture, mortgage, lease, contract, agreement, instrument, commitment or other arrangement to which any party is a party or by which it is or may be bound, which conflict, violation, breach or default would materially and adversely affect the operations of the party.

         9.5. Material Misstatements or Omissions. No representation or warranty by a party contained in this Agreement or in any certificate, schedule or exhibit furnished to the other party under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained therein not materially misleading.

                                   ARTICLE 10.
                                   EXCLUSIVITY

         10.1. Exclusive Relationship with NAMM. While this Agreement is in effect, ElmCare shall not contract with, or purchase the services of, any other third party for the provision services similar to those provided by NAMM under this Agreement without the prior written consent of NAMM, which consent may be withheld by NAMM for any reason. Notwithstanding anything to the contrary, ElmCare's employment of management and administrative personnel shall not constitute or be deemed to constitute a violation of this Section 10.1.

         10.2. Exclusive Relationship with ElmCare. While this Agreement is in effect, NAMM shall not contract with, offer or provide services similar to those provided hereunder to any third party within the Territory without the prior written consent of ElmCare, which consent may be withheld by ElmCare for any reason. Notwithstanding the preceding, in the event that ElmCare rejects or decides not to enter into a Risk Contract with a third party payor and an investor in ElmCare elects to pursue such Risk Contract with the third party payor as permitted by the agreement between such investor and ElmCare, then NAMM may provide to the investor in ElmCare with respect to such Risk Contract services similar to those provided hereunder; provided, however, that the cost of providing such services shall be charged to, and born entirely by, such investor in ElmCare.

                                   ARTICLE 11.
                           RELATIONSHIP OF THE PARTIES

         The parties hereby acknowledge and agree that, in performing their respective duties under this Agreement, they are at all times acting and performing as independent contractors, and nothing in this Agreement is intended or should be construed to create an employer/employee, partnership, joint venture or other relationship. The employees of NAMM whose services are provided pursuant to this Agreement are employees of NAMM and are not in any way considered to be employees of ElmCare. It is distinctly understood and agreed that NAMM and its employees shall at all times be acting as independent contractors and not as servants or employees of ElmCare. The employees of NAMM are not covered by Workmen's Compensation insurance or unemployment insurance carried by ElmCare, nor are the employees of NAMM entitled to participation or receipt of any employee benefits of ElmCare, including but not limited to health, life and disability insurance, pension, annuity benefits, educational allowances, reimbursement for dues or licensing fees, paid time off and professional liability insurance. NAMM agrees that it will carry and maintain such insurance including but not limited to Workmen's Compensation and unemployment insurance, as may be required by law, and, further, that it will comply with all laws applicable to it and with all tax or any other requirements of all governmental bodies with respect to any income or compensation, withholding, F.I.C.A., or other requirement applicable to it as and if required by law.

                                   ARTICLE 12.
                                 INDEMNIFICATION

         12 1. Indemnification of ElmCare. NAMM shall indemnify and hold ElmCare, its employees, agents, representatives, successors and assigns harmless from and against (a) any damage or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of NAMM under this Agreement, or from any misrepresentation or omission from any certificate or other instrument furnished or to be furnished to ElmCare in accordance with the provision of this Agreement; (b) any grossly negligent or willful act or omission by NAMM or its employees, directors, officers, or agents; and (c) all actions, suits, proceedings, demands, assessments, judgment, costs and expenses, including reasonable attorney's fees and expenses, incident to any of the foregoing.

         12.2. Indemnification of NAMM. ElmCare shall indemnify and hold NAMM, its employees, agents, representatives, successors and assigns harmless from and against (a) any damage or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of ElmCare under this Agreement, or from any misrepresentation or omission from any certificate or other instrument furnished or to be furnished to NAMM in accordance with the provision of this Agreement; (b) any grossly negligent or willful act or omission by ElmCare or its employees, directors, officers, or agents; and (c) all actions, suits, proceedings, demands, assessments, judgment, costs and expenses, including reasonable attorney's fees and expenses, incident to any of the foregoing.

         12.3. Defense of Claims. In the event that any claim is asserted against a party which it is entitled to indemnification hereunder (the "Indemnified Party"), the Indemnified Party shall promptly after learning of such claim notify the other party (the "Indemnifying Party") thereof in writing; provided, however, that the failure of the Indemnified Party to give prompt notice of such claim as aforesaid shall not relieve the obligation of the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, by giving written notice to the Indemnified Party within ten (10) calendar days after receipt from the Indemnified Party of notice of such claim, to conduct at its expense the defense against such claim in its own name, or, if the Indemnifying Party shall fail to give such notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense and to compromise and settle the claim without prior consent of the Indemnifying Party. In the event that the Indemnifying Party elects to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by him, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense, provided that the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party. No legal proceeding in which the Indemnified Party is named as a party shall be settled by the Indemnifying Party without the Indemnified Party's prior written consent unless such settlement or compromise (a) affects no substantive rights of the Indemnified Party, (b) involves no admission of fault by the Indemnified Party, and (c) creates no obligations or liabilities for the Indemnified Party. Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to indemnification hereunder.

         12.4. Survival. The terms and conditions of this Article 12 shall survive termination of this Agreement.

                                   ARTICLE 13.
                                 CONFIDENTIALITY

         13.1. Confidential Information. In connection with the NAMM's performance under this Agreement, it is anticipated that NAMM and/or its affiliates, representatives, agents or advisors (such individuals are referred to herein as "Representatives") will be furnished with certain confidential and proprietary information related to the business of ElmCare (herein collectively referred to as "Confidential Information"). Confidential Information includes not only written information but also information transferred orally, visually, electronically or by any other means, together with the notes, analyses, or studies, including all drafts, prepared by ElmCare or one of its Representatives incorporating any nonpublic information that is provided to NAMM or its Representatives. In consideration of furnishing the Confidential Information, and as a condition to such disclosure, NAMM agrees to the following:

              (a) Confidential Information will be used by NAMM and its Representatives solely for the purpose of providing services to ElmCare under this Agreement, and for no other purpose.

              (b) NAMM and its Representatives will keep all Confidential Information secret and strictly confidential and will not disclose it to anyone, except to a limited group of employees and directors who are actually engaged in performing services under this Agreement. NAMM agrees also to disclose Confidential Information only to such Representatives on a need-to-know basis. Each person to whom such Confidential Information is disclosed must be advised of the terms of this Agreement and must agree to abide by such terms by executing a written statement of confidentiality, a copy of which shall be provided to ElmCare.

         13.2. Exceptions. Confidential Information does not include: (a) information which is in the public domain or enters the public domain through no fault of NAMM; (b) information known by NAMM prior to commencement of the discussions between NAMM and ElmCare that resulted in this Agreement; (c) information rightfully disclosed to NAMM by a third party (other than ElmCare) without continuing restrictions on its use; or (d) disclosure of information as may be required by law, provided that NAMM provides ElmCare a reasonable opportunity to intervene to obtain a protective order to, or to otherwise lawfully, prevent such disclosure from being required.

         13.3. Survival. The terms and conditions of this Article 13 shall survive termination of this Agreement.

                                   ARTICLE 14.
                               DISPUTE RESOLUTION

         Any dispute arising out of or in connection with this Agreement, including a claimed breach of the terms hereof, shall be resolved by arbitration conducted in the Chicago metropolitan area by the American Arbitration Association in accordance with its rules then in existence. The arbitrators shall not contravene or vary in any respect any of the terms or provisions of this Agreement. The award of the arbitrators shall not be binding, but may be appealed by either party to a court of proper jurisdiction, but no sooner than one hundred twenty (120) days following the arbitrator's award.

                                   ARTICLE 15.
                          NON-SOLICITATION OF EMPLOYEES

         While this Agreement is in effect, neither party shall solicit or hire any employee of the other party.

                                   ARTICLE 16.
                                  MISCELLANEOUS

         16.1. Expenses. Each party agrees to pay its own expenses incurred in connection with the negotiation and execution of this Agreement.

         16.2. Notice. All notices, requests, demands and other communications required or permitted to be given hereunder shall be sent by (a) certified mail, return receipt requested or (b) by facsimile to the parties or (c) commercial carrier that provides a signed receipt verifying actual delivery at the addresses set forth below. Such notices shall be deemed given seven (7) business days after being deposited in the United States mail or when receipt acknowledged, if sent by facsimile:

 If to ElmCare:              ElmCare, L.L.C.
                             200 Berteau Avenue
                             Elmhurst, Illinois 60126
                             Attn: Executive Director
                             Facsimile: (708) 993-5619

 If to NAMM:                 North American Medical Management - Illinois, Inc.
                             855 North Church Court, Suite 1042
                             Elmhurst, Illinois 60126
                             Attn: President
                             Facsimile: (708) 993-5656

or to such other addresses as the parties may specify in writing.

         16.3. Waiver of Terms. Any of the terms or conditions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only by a written notice signed by the party waiving such terms or conditions. The waiver of any term or condition shall not be construed as a waiver of any other term or condition of this Agreement.

         16.4. Amendment of Agreement. This Agreement may be amended, supplemented or modified at any time, but only by a written instrument duly executed by both ElmCare and NAMM. Such amendments shall be effective as of the date specified therein.

         16.5. Governing Law. This Agreement shall be construed, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws of the State of Illinois; provided, however, that the conflicts of law principles of the State of Illinois shall not apply to the extent that they would operate to apply the laws of another state.

         16.6. Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

         16.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and permitted assigns of ElmCare and NAMM; provided, however, that except as expressly permitted under the terms hereof, none of the rights or obligations of the parties hereunder may be assigned without the prior written consent of the other party.

         16.8. Titles and Headings. Titles and headings to sections herein are for purposes of reference only, and shall in no way limit, define, or otherwise affect the provisions herein.

         16.9. Entire Agreement. This Agreement, including any appendices, schedules or other exhibits presently or subsequently attached hereto, constitutes the entire agreement between the



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 Parties with respect to the subject matter hereof, and supersedes all prior agreements, whether written or oral, between the parties with respect to the subject matter hereto.

         16.10. No Third Party Rights. The parties agree that it is their specific intention to create no third party rights by virtue of this Agreement.

         16.11. Approvals. Except as otherwise expressly provided herein, whenever the consent or approval of either party is required by the terms of this Agreement, such consent shall not be unreasonably withheld or delayed.

         16.12. Cost of Legal Action. In the event any party to this Agreement takes legal action to enforce any of the terms of this Agreement, including arbitration as set forth above, the prevailing party to such action shall be entitled to reimbursement for such party's reasonable expenses, including but not limited to reasonable attorneys' fees, incurred in such action.

         16.13. Force Majeure. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or for any interruption of service resulting from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, hurricanes, tornadoes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or by any other similar cause beyond the reasonable control of either party.

         16.14. References to Time. All references to days in this Agreement shall be references to calendar days, unless expressly stated otherwise.

         16.15. Photocopies are Originals. Any photocopy or photostatic reproduction of a fully-executed version of this Agreement shall constitute an original hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

ELMHURST PHYSICIAN HOSPITAL                  NORTH AMERICAN MEDICAL
ORGANIZATION, L.L.C.                         MANAGEMENT - ILLINOIS, INC.



/s/ Denise L. Meyers                         /s/
----------------------------------------     -----------------------------------

  Its: Executive Director                      Its: President
       ---------------------------------            ----------------------------





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